SUBSIDIARIES OF CBS INC.*

                                                                % of Voting
                                                                Shares Held
                                                                by Immediate
                                          State or Country      Controlling
                                          of Incorporation      Parent
                                          ________________      ___________


Amadea Film Productions, Inc.             Texas                 l00
Aspenfair Music, Inc.                     California            l00
Bala Cynwyd Associates**                  Pennsylvania           50
Beverlyfax Music, Inc.                    California            l00
Black Rock Enterprises Inc.               New York              100
Caroline Film Productions, Inc.           California            100
CBS Broadcast International of
  Canada Limited                          Canada                100
CBS Broadcast Services Ltd.               England               100
    CBS Pension Trustees U.K. Limited     England                       100
CBS FMX Stereo Inc.                       New York              l00
CBS/FOX Company, The**                    New York               50
CBS News Communications Inc.              New York              100
CBS News Special Projects Inc.            New York              100
CBS Overseas Inc.                         New York              100
CBS Urban Renewal Corporation             New Jersey            l00
Columbia Television, Inc.                 New York              l00
Granite Holdings Inc.                     New York              100
Katy Film Productions, Inc.               North Carolina        100
Lauren Film Productions, Inc.             New York              100
Meadowlands Parkway Associates**          New Jersey             50
Midwest Sports Channel Inc.               Minnesota             l00
Network Television Association***         Delaware               33.33
Radford Productions Limited               England               100
Radford Studio Center Inc.                California            100





* Inactive subsidiaries of the Registrant are not included in this listing.
**  General partnership
*** Non-profit trade association